EXHIBIT 5.1

OPINION OF RONALD A. WOESSNER, ESQ.

[ZIX CORPORATION LETTERHEAD]

April 25, 2005

Zix Corporation
2711 North Haskell Avenue
Suite 2300, LB 36
Dallas, Texas 75204-2960

Ladies and Gentlemen:

     I have acted as General Counsel to Zix Corporation, a Texas corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the resale of 7,400,000 shares (the “Shares”) of the Company’s common stock, $.01 par value per share. The Shares are potentially issuable (i) upon redemptions by the Company of principal installments required to be redeemed in 2005 under the Company’s convertible notes, and (ii) upon exercise of warrants issued to the holders of the convertible notes. The Shares are being registered pursuant to a Registration Statement on Form S-3 filed on the date hereof by the Company with the Securities and Exchange Commission (the “Registration Statement”).

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete, and that all documents submitted to me as copies are true and correct copies of the originals thereof. I have also relied upon such other certifications of public officials, corporate agents and officers of the Company, and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

     Based on the foregoing, I am of the opinion that the Shares, if and when such Shares are issued, will be validly issued, fully paid and nonassessable upon issuance, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance. I consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ Ronald A. Woessner

Ronald A. Woessner Senior Vice President, General Counsel and Secretary for Zix Corporation